Exhibit 99.1
January 29, 2026

Dow reports fourth quarter 2025 results
FINANCIAL HIGHLIGHTS

•Net sales were $9.5 billion, down 9% year-over-year, reflecting declines in all operating segments. Sequentially, net sales were down 5%, led by local price and volume declines from normal seasonality.
•Volume decreased 2% year-over-year, led by declines in Packaging & Specialty Plastics, driven by lower merchant olefins sales in Europe, the Middle East, Africa and India (EMEAI) following the idling of a cracker in the region earlier in the year. Sequentially, volume decreased 2%, led by normal seasonality across building & construction.
•Local price was down 8% versus the year-ago period and down 3% sequentially.
•GAAP net loss was $1.5 billion. Op. EBIT1 was $33 million, down $421 million year-over-year. This was primarily driven by price declines and lower operating rates, which were partly offset by tailwinds from the Company’s cost reduction program. Sequentially, Op. EBIT decreased $147 million, driven by margin compression and seasonally lower demand, partly offset by lower fixed costs.
•GAAP loss per share was $2.15; operating earnings per share (EPS)1 was a loss of $0.34, compared to $0.00 in the year-ago period and a loss of $0.19 in the prior quarter. Op. EPS excludes significant items totaling $1.81 per share, led by impairment charges associated with the Polyurethanes & Construction Chemicals business and non-cash pension settlement charges.
•Cash provided by operating activities – continuing operations was $298 million, down $513 million year-over-year, primarily driven by lower earnings. Sequentially, it was down $832 million, primarily driven by advance payments received for low-carbon solutions and other long-term supply agreements in the prior quarter.
•Returns to shareholders totaled $251 million of dividends in the quarter.
•The Company delivered full year net sales of $40.0 billion in 2025. GAAP net loss was $2.4 billion, down from income of $1.2 billion in 2024. Operating EBIT was $0.4 billion, down from $2.6 billion last year. Cash provided by operating activities – continuing operations was $1.1 billion compared to $2.9 billion in 2024. The Company delivered returns to shareholders of $1.5 billion in dividends.

SUMMARY FINANCIAL RESULTS

	Three Months Ended Dec 31			Three Months Ended Sep 30
In millions, except per share amounts	4Q25	4Q24	vs. SQLY [B / (W)]	3Q25	vs. PQ [B / (W)]
Net Sales	$9,460	$10,405	$(945)	$9,973	$(513)
GAAP Income (Loss), Net of Tax	$(1,477)	$(35)	$(1,442)	$124	$(1,601)
Operating EBIT[1]	$33	$454	$(421)	$180	$(147)
Operating EBITDA[1]	$741	$1,205	$(464)	$868	$(127)
GAAP Earnings (Loss) Per Share	$(2.15)	$(0.08)	$(2.07)	$0.08	$(2.23)
Operating Earnings Per Share[1]	$(0.34)	$0.00	$(0.34)	$(0.19)	$(0.15)
Cash Provided by (Used for) Operating Activities - Cont. Ops	$298	$811	$(513)	$1,130	$(832)

1.Op. Earnings Per Share, Op. EBIT, Op. EBIT Margin and Op. EBITDA, Free Cash Flow and Cash Flow Conversion are non-GAAP measures. See page 6 for further discussion.
®™ Trademark of The Dow Chemical Company or an affiliated company of Dow

Dow reports fourth quarter 2025 results

CEO QUOTE
“Dow’s self-help measures continue to gain traction and were evident in our fourth quarter results,” said Jim Fitterling, Dow chair and CEO. “In 2025, we achieved well over half of our more than $6.5 billion in near-term cash and cost support actions, including the accelerated delivery of more than $400 million in cost savings from our $1 billion program. As we move forward, Transform to Outperform represents a comprehensive and radical simplification of our operating model. It aims to deliver step-change productivity across every business and function and growth with our customers. We expect these efforts to provide at least $2 billion in additional near-term earnings while helping Dow set new competitive standards and improve shareholder returns.”

SEGMENT HIGHLIGHTS
Packaging & Specialty Plastics

	Three Months Ended Dec 31			Three Months Ended Sep 30
In millions	4Q25	4Q24	vs. SQLY [B / (W)]	3Q25	vs. PQ [B / (W)]
Net Sales	$4,744	$5,315	$(571)	$4,891	$(147)
Operating EBIT	$215	$447	$(232)	$199	$16
Equity Earnings (Losses)	$(5)	$(15)	$10	$(6)	$1

Packaging & Specialty Plastics segment net sales in the quarter were $4.7 billion, down 11% versus the year-ago period1. Local price decreased 9% year-over-year, primarily driven by lower downstream polymer prices. Currency increased net sales by 1%. Volume decreased 2% year-over-year, driven by lower merchant olefins sales in EMEAI following the idling of one of our crackers in the region earlier in the year. On a sequential basis, net sales declined, primarily driven by lower prices for downstream polymers, which were partly offset by higher licensing revenue.

Equity losses for the segment were $5 million, an improvement of $10 million compared to the prior year, primarily driven by lower fixed costs at Sadara. Sequentially, equity earnings were flat as improvements at Sadara following an unplanned outage last quarter were offset by lower earnings at the Thai joint ventures.

Op. EBIT was $215 million, a decrease of $232 million compared to the year-ago period, driven by lower integrated margins and operating rates, partly offset by lower fixed costs. Sequentially, Op. EBIT increased by $16 million, driven by lower fixed costs, partly offset by margin compression.

Packaging and Specialty Plastics business reported a net sales decrease versus the year-ago period, driven by lower downstream polymer prices and lower demand in photovoltaics, partly offset by higher demand for wire & cable applications. Sequentially, net sales decreased as lower downstream polymer prices, led by EMEAI, were partly offset by higher licensing revenue and volume gains in polyethylene.

Hydrocarbons & Energy business reported a net sales decrease both year-over-year and sequentially, driven by lower merchant olefins sales, partly offset by higher energy sales.

1.Includes a 1% unfavorable impact from the sale of the flexible packaging laminating adhesives business in the fourth quarter of 2024 which is presented as “Portfolio & Other” in the Sales Variances by Segment and Geographic Region table on page 10.

Dow reports fourth quarter 2025 results
Industrial Intermediates & Infrastructure

	Three Months Ended Dec 31			Three Months Ended Sep 30
In millions	4Q25	4Q24	vs. SQLY [B / (W)]	3Q25	vs. PQ [B / (W)]
Net Sales	$2,688	$2,948	$(260)	$2,834	$(146)
Operating EBIT	$(201)	$84	$(285)	$(47)	$(154)
Equity Earnings (Losses)	$(117)	$(39)	$(78)	$(68)	$(49)

Industrial Intermediates & Infrastructure segment net sales were $2.7 billion, down 9% versus the year-ago period. Local price declined 9% year-over-year, reflecting declines in both businesses. Currency increased net sales by 1%. Volume decreased 1% year-over-year, primarily driven by lower volumes in Polyurethanes & Construction Chemicals. On a sequential basis, net sales decreased 5% as local price declines and seasonally lower volumes in building & construction were partly offset by seasonal increases in deicing fluid demand.

Equity losses for the segment were $117 million, compared to equity losses of $39 million in the year-ago period, driven by lower integrated margins for MEG at the Kuwait joint ventures. Equity losses in the prior quarter were $68 million. Sequentially, the earnings decline was primarily driven by lower MEG margins at the Kuwait joint ventures.

Op. EBIT decreased $285 million versus the year-ago period, driven by lower integrated margins, partly offset by tailwinds from the Company’s cost reduction actions. On a sequential basis, Op. EBIT decreased by $154 million, driven by lower integrated margins and operating rates in both businesses.

Polyurethanes & Construction Chemicals business reported a decrease in net sales compared to the year-ago period, primarily driven by local price, along with lower volumes in all regions except the U.S. & Canada. Sequentially, net sales decreased, driven by seasonally lower demand for building & construction applications.

Industrial Solutions business reported a decrease in net sales compared to the year-ago period, primarily driven by lower local prices, while higher demand for deicing fluids was offset by lower ethylene oxide project-related catalyst sales. Sequentially, net sales decreased, as lower local prices were partly offset by seasonally higher demand for deicing fluids.

Performance Materials & Coatings

	Three Months Ended Dec 31			Three Months Ended Sep 30
In millions	4Q25	4Q24	vs. SQLY [B / (W)]	3Q25	vs. PQ [B / (W)]
Net Sales	$1,852	$1,965	$(113)	$2,082	$(230)
Operating EBIT	$25	$(9)	$34	$80	$(55)
Equity Earnings (Losses)	$3	$2	$1	$1	$2

Performance Materials & Coatings segment net sales in the quarter were $1.9 billion, down 6% versus the year-ago period. Local price decreased 4% year-over-year, driven by declines in both businesses. Currency was flat. Volume was down 2% year-over-year, driven by lower volumes in Coatings & Performance Monomers while volumes in Consumer Solutions were flat. On a sequential basis, net sales were down 11%, driven by seasonally lower demand in both businesses.

Op. EBIT increased $34 million versus the year-ago period, primarily driven by lower fixed costs. Sequentially, Op. EBIT decreased $55 million, driven by seasonally lower demand and higher planned maintenance activity.

Dow reports fourth quarter 2025 results
Consumer Solutions business reported a decrease in net sales versus the year-ago period, driven by lower upstream siloxanes prices and lower demand in building & construction end markets, partly offset by higher demand for electronics and mobility applications. Sequentially, net sales decreased, primarily driven by seasonally lower demand.

Coatings & Performance Monomers business reported a decrease in net sales compared to the year-ago period, driven by lower prices, led by declines in acrylic monomers, as well as lower supply availability from a planned turnaround at our Deer Park, Texas methacrylates facility. Sequentially, net sales decreased, primarily driven by seasonally lower demand for architectural coatings and lower supply availability.

OUTLOOK

“Team Dow remains focused on delivering near-term cost savings, navigating an unprecedented industry downturn and our long-standing cultural values of safety and reliability,” said Fitterling. “At the same time – by reducing complexity, adopting the best available technologies and streamlining our end-to-end processes – Transform to Outperform is expected to provide step-change productivity gains while enabling consistent growth. We will make breakthrough improvements across our company to fundamentally simplify Dow’s operating model. Doing so will position us well to work more efficiently, better serve our customers and deliver improved shareholder returns."

Conference Call
Dow will host a live webcast of its quarterly earnings conference call with investors to discuss its results, business outlook and other matters today at 8:00 a.m. ET. The webcast and slide presentation that accompany the conference call will be posted on the events and presentations page of investors.dow.com.

About Dow
Dow (NYSE: DOW) is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. Our global breadth, asset integration and scale, customer-focused innovation and leading business positions enable us to achieve profitable growth and help deliver a sustainable future. We operate manufacturing sites in 29 countries and employ approximately 34,600 people. Dow delivered sales of approximately $40 billion in 2025. References to Dow or the Company mean Dow Inc. and its subsidiaries. Learn more about us at www.dow.com.

###

For further information, please contact:

Investors:	Media:
Andrew Riker	Sarah Young
ajriker@dow.com	syoung3@dow.com

Dow reports fourth quarter 2025 results
Cautionary Statement about Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.
Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow's contemplated capital and operating projects; Dow's ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics, and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's subsequent reports filed with the U.S. Securities and Exchange Commission. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and The Dow Chemical Company and its consolidated subsidiaries assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Non-GAAP Financial Measures
This earnings release includes information that does not conform to GAAP and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company's segments, including allocating resources. Dow's management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company's GAAP disclosures and should not be viewed as alternatives to GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this release are defined below. Reconciliations for these non-GAAP measures to GAAP are provided in the Selected Financial Information and Non-GAAP Measures section starting on page 11. Dow does not provide forward-looking GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses and potential future asset impairments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period.

Operating Earnings Per Share is defined as "Earnings (loss) per common share - diluted" excluding the after-tax impact of significant items.

Operating EBIT is defined as earnings (i.e., "Income (loss) before income taxes") before interest, excluding the impact of significant items.

Operating EBIT Margin is defined as Operating EBIT as a percentage of net sales.

Operating EBITDA is defined as earnings (i.e., "Income (loss) before income taxes") before interest, depreciation and amortization, excluding the impact of significant items.

Free Cash Flow is defined as "Cash provided by operating activities - continuing operations," less capital expenditures. Under this definition, Free Cash Flow represents the cash generated by the Company from operations after investing in its asset base. Free Cash Flow, combined with cash balances and other sources of liquidity, represent the cash available to fund obligations and provide returns to shareholders. Free Cash Flow is an integral financial measure used in the Company's financial planning process.

Cash Flow Conversion is defined as "Cash provided by operating activities - continuing operations," divided by Operating EBITDA. Management believes Cash Flow Conversion is an important financial metric as it helps the Company determine how efficiently it is converting its earnings into cash flow.

Operating Return on Invested Capital ("ROC") is defined as net operating profit after tax, excluding the impact of significant items, divided by total average capital, also referred to as ROIC.

Dow Inc. and Subsidiaries
Consolidated Statements of Income

In millions, except per share amounts (Unaudited)	Three Months Ended		Twelve Months Ended
	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Net sales	$9,460	$10,405	$39,968	$42,964
Cost of sales	8,912	9,470	37,435	38,358
Research and development expenses	173	202	752	810
Selling, general and administrative expenses	339	353	1,392	1,581
Amortization of intangibles	46	76	231	310
Restructuring, goodwill impairment and asset related charges - net	1,034	34	1,856	103
Equity in losses of nonconsolidated affiliates	(118)	(51)	(240)	(6)
Sundry income (expense) - net	(205)	159	140	415
Interest income	38	57	152	200
Interest expense and amortization of debt discount	219	216	865	811
Income (loss) before income taxes	(1,548)	219	(2,511)	1,600
Provision (credit) for income taxes	(71)	254	(67)	399
Net income (loss)	(1,477)	(35)	(2,444)	1,201
Net income attributable to noncontrolling interests	66	18	179	85
Net income (loss) available for Dow Inc. common stockholders	$(1,543)	$(53)	$(2,623)	$1,116
	—	—	—	—
Per common share data:
Earnings (loss) per common share - basic	$(2.15)	$(0.08)	$(3.70)	$1.57
Earnings (loss) per common share - diluted	$(2.15)	$(0.08)	$(3.70)	$1.57

Weighted-average common shares outstanding - basic	718.2	704.7	711.6	703.8
Weighted-average common shares outstanding - diluted	718.2	704.7	711.6	705.1

Dow Inc. and Subsidiaries
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	Dec 31, 2025	Dec 31, 2024
Assets
Current Assets
Cash and cash equivalents	$3,816	$2,189
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2025: $59; 2024: $95)	4,762	4,756
Other	1,876	2,108
Inventories	6,595	6,544
Other current assets	1,013	993
Total current assets (variable interest entities restricted - 2025: $228; 2024: $55)	18,062	16,590
Investments
Investment in nonconsolidated affiliates	1,264	1,266
Other investments (investments carried at fair value - 2025: $2,212; 2024: $2,047)	3,017	3,033
Noncurrent receivables	309	380
Total investments	4,590	4,679
Property
Property	65,863	62,121
Less: Accumulated depreciation	43,613	40,117
Net property (variable interest entities restricted - 2025: $2,385; 2024: $122)	22,250	22,004
Other Assets
Goodwill	7,978	8,565
Other intangible assets (net of accumulated amortization - 2025: $5,727; 2024: $5,394)	1,486	1,721
Operating lease right-of-use assets	1,356	1,268
Deferred income tax assets	1,511	1,257
Deferred charges and other assets	1,305	1,228
Total other assets (variable interest entities restricted - 2025: $226; 2024: $15)	13,636	14,039
Total Assets	$58,538	$57,312
Liabilities and Equity
Current Liabilities
Notes payable	$90	$135
Long-term debt due within one year	222	497
Accounts payable:
Trade	4,151	4,847
Other	1,394	1,694
Operating lease liabilities - current	340	318
Income taxes payable	337	276
Accrued and other current liabilities	2,649	2,521
Total current liabilities (variable interest entities restricted - 2025: $438; 2024: $24)	9,183	10,288
Long-Term Debt (variable interest entities restricted - 2025: $190; 2024: $—)	17,849	15,711
Other Noncurrent Liabilities
Deferred income tax liabilities	364	392
Pension and other postretirement benefits - noncurrent	4,694	4,736
Asbestos-related liabilities - noncurrent	628	713
Operating lease liabilities - noncurrent	1,097	984
Other noncurrent obligations	7,201	6,637
Total other noncurrent liabilities (variable interest entities restricted - 2025: $364; 2024: $13)	13,984	13,462
Stockholders’ Equity
Common stock (authorized 5,000,000,000 shares of $0.01 par value each; issued 2025: 790,287,565 shares; 2024: 784,471,939 shares)	8	8
Additional paid-in capital	11,112	9,203
Retained earnings	16,781	20,909
Accumulated other comprehensive loss	(7,660)	(8,110)
Treasury stock at cost (2025: 73,065,152 shares; 2024: 80,859,145 shares)	(4,233)	(4,655)
Dow Inc.’s stockholders’ equity	16,008	17,355
Noncontrolling interests	1,514	496
Total equity	17,522	17,851
Total Liabilities and Equity	$58,538	$57,312

Dow Inc. and Subsidiaries
Consolidated Statements of Cash Flows

In millions (Unaudited) For the years ended Dec 31,	2025	2024
Operating Activities
Net income	$(2,444)	$1,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,834	2,894
Provision (credit) for deferred income tax	(341)	135
Earnings of nonconsolidated affiliates less than dividends received	439	348
Net periodic pension benefit credit	(95)	(210)
Pension contributions	(209)	(121)
Net gain on sales of assets, businesses and investments	(220)	(65)
Restructuring, goodwill impairment and asset related charges - net	1,856	103
Other net loss	440	239
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	73	(224)
Inventories	(52)	(529)
Accounts payable	(999)	278
Other assets and liabilities, net	(220)	(1,146)
Cash provided by operating activities - continuing operations	1,062	2,903
Cash provided by (used for) operating activities - discontinued operations	(30)	11
Cash provided by operating activities	1,032	2,914
Investing Activities
Capital expenditures	(2,479)	(2,940)
Proceeds from incentives related to capital expenditures	145	—
Cash flow hedging related to capital expenditures	(40)	—
Investment in gas field developments	(157)	(203)
Proceeds from sales of property, businesses and consolidated companies, net of cash divested	139	234
Acquisitions of property and businesses, net of cash acquired	—	(125)
Investments in and loans to nonconsolidated affiliates	(32)	(28)
Proceeds from sales of ownership interests in nonconsolidated affiliates	125	—
Purchases of investments	(881)	(1,809)
Proceeds from sales and maturities of investments	1,022	2,536
Other investing activities, net	32	(33)
Cash used for investing activities	(2,126)	(2,368)
Financing Activities
Changes in short-term notes payable	(5)	(61)
Proceeds from issuance of short-term debt greater than three months	64	143
Payments on short-term debt greater than three months	(63)	(17)
Proceeds from issuance of long-term debt	2,778	1,467
Payments on long-term debt	(1,461)	(267)
Collections on securitization programs, net of remittances	(9)	(9)
Purchases of treasury stock	—	(494)
Proceeds from issuance of stock	85	166
Transaction financing, debt issuance and other costs	(137)	(14)
Employee taxes paid for share-based payment arrangements	(18)	(39)
Distributions to noncontrolling interests	(173)	(77)
Proceeds from sale of noncontrolling interests	2,943	—
Dividends paid to stockholders	(1,490)	(1,966)
Other financing activities, net	(6)	—
Cash provided by (used for) financing activities	2,508	(1,168)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	275	(163)
Summary
Decrease in cash, cash equivalents and restricted cash	1,689	(785)
Cash, cash equivalents and restricted cash at beginning of year	2,263	3,048
Cash, cash equivalents and restricted cash at end of year	$3,952	$2,263
Less: Restricted cash and cash equivalents, included in "Other current assets"	136	74
Cash and cash equivalents at end of year	$3,816	$2,189

Dow Inc. and Subsidiaries
Net Sales by Segment and Geographic Region

Net Sales by Segment	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Packaging & Specialty Plastics	$4,744	$5,315	$19,970	$21,776
Industrial Intermediates & Infrastructure	2,688	2,948	11,163	11,869
Performance Materials & Coatings	1,852	1,965	8,134	8,574
Corporate	176	177	701	745
Total	$9,460	$10,405	$39,968	$42,964
U.S. & Canada	$3,677	$3,953	$15,806	$16,423
EMEAI [1]	2,953	3,334	12,589	13,958
Asia Pacific	1,786	1,995	7,219	7,707
Latin America	1,044	1,123	4,354	4,876
Total	$9,460	$10,405	$39,968	$42,964

Net Sales Variance by Segment and Geographic Region	Three Months Ended Dec 31, 2025					Twelve Months Ended Dec 31, 2025
	Local Price & Product Mix	Currency	Volume	Portfolio / Other [2]	Total	Local Price & Product Mix	Currency	Volume	Portfolio / Other [2]	Total
Percent change from prior year
Packaging & Specialty Plastics	(9)%	1%	(2)%	(1)%	(11)%	(8)%	1%	—%	(1)%	(8)%
Industrial Intermediates & Infrastructure	(9)	1	(1)	—	(9)	(6)	—	—	—	(6)
Performance Materials & Coatings	(4)	—	(2)	—	(6)	(3)	—	(2)	—	(5)
Total	(8)%	1%	(2)%	—%	(9)%	(7)%	—%	—%	—%	(7)%
Total, excluding the Hydrocarbons & Energy business	(8)%	1%	(1)%	—%	(8)%	(6)%	—%	—%	(1)%	(7)%
U.S. & Canada	(7)%	—%	—%	—%	(7)%	(6)%	—%	2%	—%	(4)%
EMEAI [1]	(9)	4	(5)	(1)	(11)	(7)	2	(4)	(1)	(10)
Asia Pacific	(8)	—	(2)	—	(10)	(7)	—	1	—	(6)
Latin America	(10)	—	3	—	(7)	(8)	—	(2)	(1)	(11)
Total	(8)%	1%	(2)%	—%	(9)%	(7)%	—%	—%	—%	(7)%

Net Sales Variance by Segment and Geographic Region	Three Months Ended Dec 31, 2025
	Local Price & Product Mix	Currency	Volume	Total
Percent change from prior quarter
Packaging & Specialty Plastics	(4)%	—%	1%	(3)%
Industrial Intermediates & Infrastructure	(3)	—	(2)	(5)
Performance Materials & Coatings	(2)	—	(9)	(11)
Total	(3)%	—%	(2)%	(5)%
Total, excluding the Hydrocarbons & Energy business	(3)%	—%	(3)%	(6)%
U.S. & Canada	(2)%	—%	(4)%	(6)%
EMEAI [1]	(4)	—	—	(4)
Asia Pacific	(3)	(1)	1	(3)
Latin America	(4)	—	(4)	(8)
Total	(3)%	—%	(2)%	(5)%
1.Europe, Middle East, Africa, and India.
2.Portfolio & Other includes the sales impact of the flexible packaging laminating adhesives business, which was sold to Arkema S.A. in the fourth quarter of 2024.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Operating EBIT by Segment		Three Months Ended		Twelve Months Ended
In millions (Unaudited)		Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Packaging & Specialty Plastics		$215	$447	$827	$2,373
Industrial Intermediates & Infrastructure		(201)	84	(561)	125
Performance Materials & Coatings		25	(9)	306	318
Corporate		(6)	(68)	(150)	(228)
Total		$33	$454	$422	$2,588

Depreciation and Amortization by Segment		Three Months Ended		Twelve Months Ended
In millions (Unaudited)		Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Packaging & Specialty Plastics		$361	$385	$1,439	$1,483
Industrial Intermediates & Infrastructure		165	156	622	599
Performance Materials & Coatings		174	198	740	776
Corporate		8	12	33	36
Total		$708	$751	$2,834	$2,894

Operating EBITDA by Segment		Three Months Ended		Twelve Months Ended
In millions (Unaudited)		Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Packaging & Specialty Plastics		$576	$832	$2,266	$3,856
Industrial Intermediates & Infrastructure		(36)	240	61	724
Performance Materials & Coatings		199	189	1,046	1,094
Corporate		2	(56)	(117)	(192)
Total		$741	$1,205	$3,256	$5,482

Equity in Earnings (Losses) of Nonconsolidated Affiliates by Segment		Three Months Ended		Twelve Months Ended
In millions (Unaudited)		Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Packaging & Specialty Plastics		$(5)	$(15)	$35	$81
Industrial Intermediates & Infrastructure		(117)	(39)	(282)	(102)
Performance Materials & Coatings		3	2	5	11
Corporate		1	1	2	4
Total		$(118)	$(51)	$(240)	$(6)

Reconciliation of "Net Income (Loss)" to "Operating EBIT"	Three Months Ended			Twelve Months Ended
In millions (Unaudited)	Sep 30, 2025	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Net income (loss)	$124	$(1,477)	$(35)	$(2,444)	$1,201
+ Provision (credit) for income taxes	(54)	(71)	254	(67)	399
Income (loss) before income taxes	$70	$(1,548)	$219	$(2,511)	$1,600
- Interest income	47	38	57	152	200
+ Interest expense and amortization of debt discount	221	219	216	865	811
- Significant items	64	(1,400)	(76)	(2,220)	(377)
Operating EBIT (non-GAAP)	$180	$33	$454	$422	$2,588

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended Dec 31, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$(1,548)	$(1,543)	$(2.15)
Less: Significant items
2025 Restructuring Program severance and related benefit costs and asset related charges [4]	(41)	(33)	(0.05)	Restructuring, goodwill impairment and asset related charges - net
Implementation costs [5]	(43)	(34)	(0.05)	Cost of sales ($44 million) offset by SG&A ($1 million)
Goodwill impairment [6]	(690)	(671)	(0.93)	Restructuring, goodwill impairment and asset related charges - net
Asset related charges [7]	(303)	(303)	(0.42)	Restructuring, goodwill impairment and asset related charges - net
Pension settlement charges [8]	(323)	(257)	(0.36)	Sundry income (expense) - net
Total significant items	$(1,400)	$(1,298)	$(1.81)
Operating results (non-GAAP)	$(148)	$(245)	$(0.34)

Significant Items Impacting Results for the Three Months Ended Dec 31, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$219	$(53)	$(0.08)
Less: Significant items
Restructuring, implementation and efficiency costs, and asset related charges - net [4]	(89)	(68)	(0.10)	Cost of sales ($60 million); R&D ($1 million); SG&A ($12 million); Restructuring and asset related charges - net ($34 million); offset by Sundry income (expense) - net ($18 million)
Indemnifications and other transaction related costs [9]	13	13	0.02	Sundry income (expense) - net
Total significant items	$(76)	$(55)	$(0.08)
Operating results (non-GAAP)	$295	$2	$0.00
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Severance and related benefit costs and impairment charges related to the write-down of certain manufacturing facilities, corporate assets, leased non-manufacturing facilities, exit and disposal costs and other miscellaneous assets associated with the Company's 2025 Restructuring Program.
5.Implementation costs associated with the Company's 2025 Restructuring Program and the sale of membership interests of the Company's formerly wholly owned subsidiary, Dow InfraCo, LLC.
6.Related to a pretax impairment charge related to goodwill associated with the Polyurethanes & Construction Chemicals reporting unit.
7.Related to a pretax impairment charge related to assets used for chlor-alkali, propylene oxide and brine production in Latin America.
8.Non-cash settlement charges related to the termination of certain Company pension plans in the United States and United Kingdom.
9.Primarily related to charges associated with agreements entered into with DuPont and Corteva as part of the separation and distribution which, among other matters, provides for cross-indemnities and allocations of obligations and liabilities for periods prior to, at and after the completion of the separation.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Twelve Months Ended Dec 31, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$(2,511)	$(2,623)	$(3.70)
Less: Significant items
Restructuring, implementation and efficiency costs, and asset related charges - net [4]	(51)	(39)	(0.05)	Cost of sales ($44 million); R&D ($1 million); SG&A ($4 million); Restructuring, goodwill impairment and asset related charges - net ($1 million); Sundry income (expense) - net ($1 million)
2025 Restructuring Program severance and related benefit costs and asset related charges [5]	(862)	(686)	(0.97)	Restructuring, goodwill impairment and asset related charges - net
Implementation costs [6]	(53)	(42)	(0.07)	Cost of sales ($49 million); SG&A ($4 million);
Goodwill impairment [7]	(690)	(671)	(0.93)	Restructuring, goodwill impairment and asset related charges - net
Asset related charges [8]	(303)	(303)	(0.42)	Restructuring, goodwill impairment and asset related charges - net
Pension settlement charges [9]	(323)	(257)	(0.36)	Sundry income (expense) - net
Net gain on divestitures and asset sale [10]	213	187	0.26	Sundry income (expense) - net
Litigation related charges, awards and adjustments [11]	42	33	0.05	Cost of sales
Loss on early extinguishment of debt	(78)	(62)	(0.09)	Sundry income (expense) - net
Indemnifications and other transaction related costs [12]	(115)	(93)	(0.13)	Cost of sales ($98 million); Sundry income (expense) - net ($17 million)
Income tax related items [13]	—	(33)	(0.05)	Provision for income taxes
Total significant items	$(2,220)	$(1,966)	$(2.76)
Operating results (non-GAAP)	$(291)	$(657)	$(0.94)
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Restructuring charges and implementation and efficiency costs associated with the Company's 2023 Restructuring Program. Also includes impairment charges related to the write-down of certain manufacturing assets, partially offset by an asset related credit adjustment in 2025 and impairment charges related to the write-down of certain manufacturing assets, partially offset by certain gains associated with previously impaired equity investments in 2024.
5.Severance and related benefit costs and impairment charges related to the write-down of certain manufacturing facilities, corporate assets, leased non-manufacturing facilities, exit and disposal costs and other miscellaneous assets associated with the Company's 2025 Restructuring Program.
6.Implementation costs associated with the Company's 2025 Restructuring Program and the sale of membership interests of the Company's formerly wholly owned subsidiary, Dow InfraCo, LLC.
7.Related to a pretax impairment charge related to goodwill associated with the Polyurethanes & Construction Chemicals reporting unit.
8.Related to a pretax impairment charge related to assets used for chlor-alkali, propylene oxide and brine production in Latin America.
9.Non-cash settlement charges related to the termination of certain Company pension plans in the United States and United Kingdom.
10.Related to a gain on the sale of the soil fumigation product line and a gain on the sale of the Company's ownership interest in a nonconsolidated affiliate.
11.Includes a gain associated with the reassessment of liabilities for certain accrued legacy agricultural products groundwater contamination matters, partially offset by the settlement of a separate claim related to water storage district legacy groundwater contamination matters.
12.Primarily Includes a charge related to an arbitration settlement agreement for historical product claims from a divested business. Also includes charges associated with agreements entered into with DuPont and Corteva as part of the separation and distribution which, among other matters, provides for cross-indemnities and allocations of obligations and liabilities for periods prior to, at and after the completion of the separation.
13.Relates to valuation allowances on deferred tax assets in certain foreign jurisdictions, partially offset by a tax benefit stemming from the U.S. Tax Court's decision in Varian Medical Systems Inc. v. Commissioner and a basis adjustment related to the consolidated infrastructure entity.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Twelve Months Ended Dec 31, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$1,600	$1,116	$1.57
Less: Significant items
Restructuring, implementation and efficiency costs, and asset related charges - net [4]	(315)	(245)	(0.35)	Cost of sales ($184 million); R&D ($4 million); SG&A ($42 million); Restructuring and asset related charges - net ($103 million); offset by Sundry income (expense) - net ($18 million)
Indemnifications and other transaction related costs [5]	(62)	(45)	(0.06)	Cost of sales ($75 million); offset by Sundry income (expense) - net ($13 million)
Income tax related items [6]	—	194	0.27	Provision for income taxes
Total significant items	$(377)	$(96)	$(0.14)
Operating results (non-GAAP)	$1,977	$1,212	$1.71
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Restructuring charges and implementation and efficiency costs associated with the Company's 2023 Restructuring Program. Also includes impairment charges related to the write-down of certain manufacturing assets, partially offset by an asset related credit adjustment in 2025 and impairment charges related to the write-down of certain manufacturing assets, partially offset by certain gains associated with previously impaired equity investments in 2024.
5.Includes a gain associated with the reassessment of liabilities for certain accrued legacy agricultural products groundwater contamination matters, partially offset by the settlement of a separate claim related to water storage district legacy groundwater contamination matters.
6.Relates to reassessment of interest and penalties related to a tax matter in a foreign jurisdiction.

Significant Items Impacting Results for the Three Months Ended Sep 30, 2025
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results	$70	$62	$0.08
Less: Significant items
2025 Restructuring Program severance and related benefit costs and asset related charges [4]	(23)	(18)	(0.02)	Restructuring and asset related charges - net
Implementation costs [5]	(5)	(4)	(0.01)	Cost of sales ($4 million); SG&A ($1 million)
Net gain on divestitures and asset sale [6]	110	110	0.15	Sundry income (expense) - net
Loss on early extinguishment of debt	(18)	(14)	(0.02)	Sundry income (expense) - net
Income tax related items [7]	—	120	0.17	Provision for income taxes
Total significant items	$64	$194	$0.27
Operating results (non-GAAP)	$6	$(132)	$(0.19)
1."Income (loss) before income taxes."
2."Net income (loss) available for Dow Inc. common stockholders." The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3."Earnings (loss) per common share - diluted," which includes the impact of participating securities in accordance with the two-class method.
4.Severance and related benefit costs and impairment charges related to the write-down of certain manufacturing facilities, corporate assets, leased, non-manufacturing facilities, exit and disposal costs and other miscellaneous assets associated with the Company's 2025 Restructuring Program.
5.Implementation costs associated with the Company's 2025 Restructuring Program and the sale of membership interests of the Company's formerly wholly owned subsidiary, Dow InfraCo, LLC.
6.Related to a gain on the sale of the Company's ownership interest in a nonconsolidated affiliate.
7.Related to a tax benefit stemming from the U.S. Tax Court's decision in Varian Medical Systems Inc. v. Commissioner and a basis adjustment related to the consolidated infrastructure entity.

Dow Inc. and Subsidiaries
Selected Financial Information and Non-GAAP Measures

Reconciliation of Free Cash Flow	Three Months Ended		Twelve Months Ended
In millions (Unaudited)	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Cash provided by operating activities - continuing operations (GAAP)	$298	$811	$1,062	$2,903
Capital expenditures	(568)	(767)	(2,479)	(2,940)
Free Cash Flow (non-GAAP)	$(270)	$44	$(1,417)	$(37)

Reconciliation of Cash Flow Conversion	Three Months Ended
	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025
In millions (Unaudited)
Cash provided by (used for) operating activities - continuing operations (GAAP)	$104	$(470)	$1,130	$298
Net income (loss) (GAAP)	$(290)	$(801)	$124	$(1,477)
Cash flow from operations to net income (GAAP) [1]	N/A	N/A	911.3%	N/A
Cash flow from operations to net income - trailing twelve months (GAAP) [2]				N/A
Operating EBITDA (non-GAAP)	$944	$703	$868	$741
Cash Flow Conversion (Cash flow from operations to Operating EBITDA) (non-GAAP)	11.0%	(66.9)%	130.2%	40.2%
Cash Flow Conversion - trailing twelve months (non-GAAP)				32.6%
1.Cash flow from operations to net income is not applicable for the first quarter of 2025, second quarter of 2025 and fourth quarter of 2025 due to a net loss for the period.
2.Cash flow from operations to net income - trailing twelve months is not applicable due to a net loss for the trailing twelve months period.